Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(5,263,995)
Unrealized Gain (Loss) on Market Value of Commodity Futures	7,293,052
Dividend Income	66,819
Interest Income	176,316
ETF Transaction Fees	350
Total Income (Loss)	$2,272,542

Expenses
General Partner Management Fees	$36,508
Professional Fees	34,594
Brokerage Commissions	5,028
Directors' Fees and insurance	2,372
License fees	912
Total Expenses	$79,414
Net Income (Loss)	$2,193,128

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/23	$73,588,611
Withdrawals (50,000 Shares)	(2,889,980)
Net Income (Loss)	2,193,128

Net Asset Value End of Month	$72,891,759
Net Asset Value Per Share (1,200,000 Shares)	$60.74

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596